UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009

ACNB Corporation

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-11783	23-2233457
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

16 Lincoln Square, Gettysburg, PA	17325
(Address of principal executive offices)	(Zip Code)

717.334.3161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2009, ACNB Corporation (the “Corporation”) received the resignation of John R. Schnitzer effective December 31, 2009, from the Boards of Directors of the Corporation and Adams County National Bank (the “Bank”), a wholly-owned subsidiary of the Corporation.  Mr. Schnitzer’s resignation resulted from his assumption, as of January 1, 2010, of the position of managing member  of Smith Elliott Kearns & Company, LLC (the “Firm”), a certified public accounting firm.  Due to the Firm’s conflict of interest policies, Mr. Schnitzer can no longer serve on the Boards of Directors of the Corporation and the Bank, or of any other public company that competes with clients of the Firm.  The resignation was not the result of a disagreement with the Corporation on any matter relating to the Corporation’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ACNB CORPORATION
(Registrant)

Dated: December 18, 2009	/s/ Lynda L. Glass
Lynda L. Glass
Executive Vice President & Secretary